Exhibit 99.1

Potlatch Corporation 601 West First Ave., Suite 1600 Spokane, WA 99201 509.835.1500 www.potlatchcorp.com

News Release

Contact:	(Media)	(Investors)
	Mark Benson	Douglas D. Spedden
	509-835-1513	509-835-1549

POTLATCH BOARD GIVES FINAL APPROVAL TO COMPLETION

OF CLEARWATER PAPER SPIN-OFF

Declares Record Date of December 9, 2008 and Share Distribution Date of December 16, 2008

Spokane, Wash.–December 1, 2008–Potlatch Corporation (NYSE:PCH) announced today that its Board of Directors has given final approval to the spin-off of its pulp-based businesses, which will be completed through a special tax-free dividend of the common stock of Clearwater Paper Corporation.

The Potlatch Board has established the close of business on December 9, 2008 as the record date and set a distribution ratio of one share of Clearwater Paper stock for every 3.5 shares of Potlatch Corporation stock. The distribution of Clearwater Paper common stock will occur on December 16, 2008. No fractional Clearwater Paper shares will be distributed and cash will be paid in lieu of fractional shares. Following the distribution, and based on approximately 39.5 million shares of Potlatch stock currently outstanding, approximately 11.3 million shares of Clearwater Paper (CLW) will be outstanding.

Potlatch has received a ruling from the Internal Revenue Service providing that the spin-off will qualify as a tax-free distribution to Potlatch and its shareholders for federal income tax purposes, except for cash received in lieu of any fractional share interests.

Clearwater Paper common stock is expected to begin regular way trading on the New York Stock Exchange under the ticker “CLW” on December 17, 2008. Potlatch will continue to trade on the New York Stock Exchange under the ticker “PCH.” On the first day of trading following the distribution date, all shares of Potlatch common stock will trade on an “ex dividend” basis without the benefit of the Clearwater Paper common stock distribution.

Michael J. Covey, chairman, president and CEO of Potlatch, said, “From the beginning of this process, our objective was to enhance long-term value for shareholders by providing them with ownership in two focused companies – an essentially pure-play timber-REIT and a solidly-positioned pulp-based manufacturing company – and we are very pleased to be near the culmination of those efforts. We believe that separating these businesses will present both companies with more opportunities to maximize their potential as independent entities, while affording each business the flexibility to be more responsive to changing industry and economic dynamics.”

Mr. Covey continued, “We believe this action will offer the investment community greater insight into each business so that it can better evaluate the merits and future prospects of Potlatch and Clearwater Paper. The spin-off will also enable the management teams and Boards of both companies to provide more efficient, focused leadership and oversight of their respective core businesses, and to take advantage of value-creation opportunities for both companies over the long-term.

Potlatch’s dividend policy has been driven primarily by the performance of its timber and land-based businesses since the company converted to a real estate investment trust in 2006. No change in policy is expected following the spin-off. The fourth quarter 2008 dividend will be declared by the Potlatch board of directors on December 5.

Gordon L. Jones, who will assume the role of president and CEO of Clearwater Paper upon the spin-off, said, “There are many benefits to operating Clearwater Paper as a stand-alone company and we expect the spin-off to provide increased opportunities for investors, employees and customers over the long-term. The experienced Clearwater Paper management team is in place and excited about working to realize the full value of this pulp and paper based business.”

In connection with the spin-off, Clearwater Paper will be retaining the obligation to pay the interest and principal on $100 million principal amount of debentures previously issued by an affiliate of Potlatch Corporation that will become due and payable in full in December 2009. In addition, Clearwater Paper intends to immediately draw $50 million from its anticipated $125 million revolving credit facility and transfer that amount to a subsidiary of Potlatch Corporation. As a result, Clearwater Paper will have $150 million principal amount of debt outstanding.

Clearwater Paper expects to pay cash dividends on its common stock. The declaration and amount of any dividends will be determined by its Board of Directors.

No action is required by Potlatch shareholders to receive their Clearwater Paper common stock and Potlatch shareholders will not be required to surrender or exchange their shares.

Completion of the distribution is subject to customary conditions set forth in a separation and distribution agreement filed with the U.S. Securities and Exchange Commission (SEC) as an exhibit to Clearwater’s information statement on Form 10.

Potlatch will mail an information statement regarding the spin-off to all holders of Potlatch common stock, which will include information regarding the procedures by which the distribution will be effected, the business and management of Clearwater Paper following the distribution, and other information of interest to Potlatch and Clearwater Paper shareholders. The information statement will also be available through the SEC’s Web site at http://www.sec.gov.

As a result of the spin-off, two stand-alone, publicly-traded entities will be created: Potlatch Corporation, a timber REIT, which is a verified forest practices leader with approximately 1.7 million acres of forestland in Arkansas, Idaho, Minnesota and Wisconsin; and a pulp-based manufacturing company named Clearwater Paper Corporation that will include Consumer Products facilities at Lewiston, Idaho, Las Vegas, Nevada, and Elwood, Illinois, and Pulp & Paperboard facilities at Lewiston, Idaho, and Cypress Bend, Arkansas, and Wood Products facilities at Lewiston, Idaho.

Goldman, Sachs & Co. acted as financial advisor to Potlatch in the spin-off process. Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California, acted as legal advisor to Potlatch and Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, acted as special tax counsel to Potlatch during the spin-off.

ABOUT POTLATCH

Potlatch is a Real Estate Investment Trust (REIT) with approximately 1.7 million acres of forestland in Arkansas, Idaho, Minnesota and Wisconsin. Through its taxable REIT subsidiary, the company also operates six manufacturing facilities that produce lumber and panel products. Potlatch, a verified forest practices leader, is committed to providing superior returns to stockholders through long-term stewardship of its resources.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality bleached paperboard, consumer tissue and wood products at five facilities across the country. The company is a premier supplier of private label tissue to major retail grocery chains, and also produces bleached paperboard used by quality-conscious printers and packaging converters. The company’s 2,400 employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS This press release contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including without limitation, statements about the spin-off of Potlatch’s pulp-based businesses and the effect of the spin-off on Potlatch and Clearwater Paper, future trading in Potlatch stock and Clearwater Paper stock, Potlatch’s dividend policy and future payment of dividends, and Clearwater Paper’s dividend policy and payment of dividends by Clearwater Paper. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in timberland values; changes in timber harvest levels on the Potlatch’s lands; changes in timber prices; changes in policy regarding governmental timber sales; changes in the United States and international economies; changes in exchange rates between the U.S. dollar and other currencies; changes in the level of construction activity; changes in tariffs, quotas and trade agreements involving wood products; changes in worldwide demand for Potlatch’s and Clearwater Paper’s products; changes in worldwide production and production capacity in the forest products industry; competitive pricing pressures for Potlatch’s and Clearwater Paper’s products; unanticipated manufacturing disruptions; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; changes in raw material, energy, and other costs; the ability to satisfy complex rules in order for Potlatch to remain qualified as a REIT; changes in tax laws that could reduce the benefits associated with REIT status; and other risks and uncertainties described from time to time in Potlatch’s and Clearwater’s public filings with the Securities and Exchange Commission. Neither Potlatch nor Clearwater undertakes to update any forward-looking statements.

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